UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 22, 2017 (August 23, 2017 Australian Eastern Standard Time), GI Dynamics, Inc. (the “Company”) issued a press release announcing the appointment of Juliet Thompson to the Company’s Board of Directors (the “Board”) as a Class I director to serve until the 2018 Annual Meeting of Stockholders and thereafter until her successor is duly elected and qualified, effective as of August 22, 2017 (the “Effective Date”). Ms. Thompson has also assumed the role of chair of the Company’s audit committee. A copy of the press release announcing Ms. Thompson’s appointment is attached hereto as Exhibit 99.1.

Ms. Thompson has advised and raised capital for healthcare companies for more than 20 years. Since May 2016, Ms. Thompson has served as the chair of Premier Veterinary Group plc, a London Stock Exchange-listed provider of services to third party veterinary practices. Since March 2015, Ms. Thompson has also served on the board of Nexstim Limited, a medical technology company listed on Nasdaq First North Finland and Sweden. Prior to that, Ms. Thompson led the European healthcare practice at Stifel Financial Corp., a diversified financial services holding company, serving as a partner from October 2013 to April 2015. In 2003, Ms. Thompson co-founded Code Securities, a healthcare investment banking firm that was purchased by Nomura and renamed Nomura Code Securities Limited (“Nomura Code”) in 2005, and served as Head of Corporate Finance and as a member of the board of Nomura Code until 2013. Ms. Thompson is also a member of the board of directors of Novacyt SA, a diagnostic company listed on Euronext. Ms. Thompson is a chartered accountant and received a Bachelor’s degree in Economics from the University of Bristol. The Board believes that it will benefit from Ms. Thompson’s significant experience in healthcare, entrepreneurial development and capital markets.

Ms. Thompson will be compensated for her service on the Company’s Board under the Company’s Non-Employee Director Compensation Policy (the “Policy”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Policy and in connection with her appointment to the Company’s Board, the Company shall pay to Ms. Thompson an annual retainer of $50,000 plus an annual committee fee of $15,000 for so long as she serves as chair of the audit committee. In addition, on August 22, 2017 (the “Grant Date”), subject to applicable stockholder approval requirements, the Board granted Ms. Thompson a non-qualified stock option (the “Option”) to purchase 30,000 shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) at an exercise price equal to the fair market value per share as of the Grant Date, which Options shall vest over three years from the Grant Date in (i) one installment of 33% of the shares on the first anniversary of the Grant Date and (ii) eight equal quarterly installments thereafter, subject to Ms. Thompson’s continued service on the Board. In the event of a change of control of the Company (as defined in the Option grant paperwork), the Option shall become vested in full.

There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Ms. Thompson.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: August 28, 2017	/s/ James Murphy
James Murphy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy, incorporated by reference to Exhibit 10.1 of GI Dynamics Inc.’s Current Report on Form 8-K, filed with the SEC on September 12, 2014.

99.1	Press Release of GI Dynamics, Inc. dated August 23, 2017 (Australian Eastern Standard Time)